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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivIdentity Corporation
Fremont, California

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-103247, 333-117317, 333-143681 and 333-157204) of Actividentity Corporation of our report dated December 10, 2010 with respect to the consolidated financial statements of Actividentity Corporation and the effectiveness of internal control over financial reporting of Actividentity Corporation, included in this Annual Report (Form 10-K) for the year ended September 30, 2010.

/s/ Ernst & Young LLP

San Jose, California
December 10, 2010

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  EXHIBIT 23.1